UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	March 1, 2006
(March 1, 2006)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

002-97230	Texas-New Mexico Power Company	75-0204070
(A Texas Corporation)
4100 International Plaza,
P.O. Box 2943
Fort Worth, Texas 76113
(817) 731-0099
______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.02 Results of Operations and Financial Condition

2005 Earnings

The January 30, 2006, announcement referred to in Item 7.01 below included preliminary unaudited consolidated statements of earnings for the three and twelve months ended December 31, 2005, and 2004 and other preliminary financial information for PNM Resources, Inc. (“PNMR” or the “Company”) and its subsidiaries. This information was subject to final review by the Company’s auditors and subject to final review and adjustment by the Company. These reviews have been completed and, as a result, the Company made minor adjustments to its previously reported preliminary results of operations that in the aggregate totaled a reduction of $0.01 to on-going earnings per diluted share as reflected below:

	Year Ended December 31, 2005	Quarter Ended December 31, 2005
Preliminary Report January 30, 2006
On-going earnings per diluted share	$1.57	$0.42
GAAP Earnings per diluted share	$1.00	$0.10

Final Results
On-going earnings per diluted share	$1.56	$0.41
GAAP Earnings per diluted share	$1.00	$0.10

The Company provided a reconciliation of Generally Accepted Accounting Principles ("GAAP") to non-GAAP financial measures in its Current Report on Form 8-K dated January 30, 2006. The $0.01 reduction to on-going earnings per diluted share does not have significant impact on the prior reconciliation.

Item 7.01 Regulation FD Disclosure

Palo Verde Nuclear Generating Station

Public Service Company of New Mexico (“PNM”), a wholly owned subsidiary of PNMR, has a 10.2% undivided interest in the three units of Palo Verde Nuclear Generating Station (“PVNGS”), with portions of its interests in Units 1 and 2 held under leases. Two-thirds of PNM's share of the PVNGS station output is used to serve retail load, while one-third of the PVNGS station output is used to make off-system sales in the wholesale power market.

Arizona Public Service Company (“APS”), the PVNGS operating agent, has been operating PVNGS Unit 1 at reduced power levels since December 25, 2005 due to a vibration in the PVNGS Unit 1 shutdown cooling lines. As a result, PNM is receiving approximately 24 megawatts of power from PVNGS Unit 1 (the “Reduced Power Level”) based on its 10.2% undivided interest in PVNGS.

Implementation of a potential solution preliminarily scheduled by APS for February 2006 was canceled after comprehensive analysis concluded that the desired improvement likely would not have been achieved. APS has informed PNM that it is in the process of formulating other potential remedies to address the issue. While the timing and success of such remedies is uncertain, APS has advised PNM that it is scheduling another attempt to remedy this issue sometime in April 2006.

The operation of PVNGS not only affects PNM’s ability to make off-system sales, but can also cause PNM to purchase power to serve its retail electric customers. Based on current forward market energy prices, PNM estimates that operation of PVNGS Unit 1 at the Reduced Power Level could result in a reduction in consolidated gross margin, or operating revenues minus cost of energy sold, of $3 million to $4 million per month before income taxes. However, PNM is taking steps to mitigate the impact on consolidated gross margin while PVNGS Unit 1 operates at the Reduced Power Level.

On January 30, 2006, PNMR announced its unaudited earnings for 2005 and provided earnings guidance for 2006. PNMR estimated that ongoing earnings, excluding acquisition-related and other non-recurring charges, would range between $1.65 and $1.90 per diluted share. PNMR’s 2006 earnings guidance range assumed that PVNGS would operate at least at the same overall level that it did in 2005. PVNGS Unit 1 could operate at the Reduced Power Level through mid-May 2006 before PVNGS would be expected to operate at a lower level than it did in 2005. If PVNGS Unit 1 operates at the Reduced Power Level beyond mid-May 2006, then PNM and PNMR could experience additional adverse financial impacts from the operation of PVNGS.

Non-GAAP Financial Measures

The Company’s press releases and other communications from time to time may include certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements.

Non-GAAP financial measures utilized by the Company include presentations of revenues, operating expenses, operating income, other income and deductions, net income, earnings per share and other GAAP measures of operating performance that exclude or include the effect of litigation settlements, accounting or regulatory changes, the restructuring of selected operations, certain merger activities and other similar events. The Company’s management believes these non-GAAP financial measures provide useful information to investors by removing the effect of variances in GAAP reported results of operations that are not indicative of fundamental changes in the earnings capacity of the Company’s operations. Management also believes that the presentation of the non-GAAP financial measure is consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods. The non-GAAP financial measures used by the Company should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Also, in providing ongoing earnings guidance, there could be differences between ongoing earnings and GAAP earnings for matters such as, but not limited to, acquisition integration costs. Company management is generally not able to estimate the impact, if any, on GAAP earnings of such items. Therefore, the Company generally cannot provide a corresponding GAAP equivalent for earnings guidance.

Limitation on Incorporation by Reference

In accordance with general instruction B.2 of Form 8-K, Item 2.02 and Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section and not deemed incorporated by reference in any filing under the Securities Act of 1933.

Disclosure Regarding Forward Looking Statements

Statements made in this filing that relate to future events or expectations, projections, estimates, intentions, goals, targets and strategies, made by PNMR, PNM or Texas-New Mexico Power Company (“TNMP”) pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates and PNMR, PNM and TNMP assume no obligation to update this information.

Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNMR, PNM and TNMP caution readers not to place undue reliance on these statements. PNMR’s, PNM’s and TNMP’s business, financial condition, cash flow and operating results are influenced by many factors, which are often beyond their control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. These factors include:

•	The potential unavailability of cash at TNP Enterprises, Inc. (“TNP”) and its subsidiaries,
•	The risk that TNP and its subsidiaries will not be integrated successfully into PNMR,
•	The risk that the benefits of the TNP acquisition will not be fully realized or will take longer to realize than expected,
•	Disruption from the TNP acquisition making it more difficult to maintain relationships with customers, employees, suppliers or other third parties,
•	The outcome of any appeals of the PUCT order in the stranded cost true-up proceeding,
•	The ability of First Choice Power to attract and retain customers,
•	Changes in Electric Reliability Council of Texas protocols,
•	Changes in the cost of power acquired by First Choice Power,
•	Collections experience,
•	Insurance coverage available for claims made in litigation,
•	Fluctuations in interest rates,
•	Weather (including impacts of the hurricanes in the Gulf Coast region),
•	Water supply,
•	Changes in fuel costs,
•	Availability of fuel supplies,
•	The effectiveness of risk management and commodity risk transactions,
•	Seasonality and other changes in supply and demand in the market for electric power,
•	Variability of wholesale power prices and natural gas prices,
•	Volatility and liquidity in the wholesale power markets and the natural gas markets,
•	Changes in the competitive environment in the electric and natural gas industries,
•	The performance of generating units and transmission systems,
•	The market for electrical generating equipment,
•	The ability to secure long-term power sales,
•	The risks associated with completion of construction of Luna, including construction delays and unanticipated cost overruns,
•	State and federal regulatory and legislative decisions and actions,
•	The outcome of legal proceedings,
•	Changes in applicable accounting principles, and
•	The performance of state, regional and national economies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
PUBLIC SERVICE COMPANY OF NEW MEXICO
TEXAS-NEW MEXICO POWER COMPANY
(Registrants)

Date: March 1, 2006	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)

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